Exhibit 3.1

Certified to be a true copy of the Articles of Incorporation of National Commercial Bank Jamaica Limited adopted by the Company pursuant to a Special Resolution of the Company passed on the 12th day of August, 2011 in substitution for the Memorandum of Association and the Articles of Association of the Company, which adoption is required by the Companies Office of Jamaica.

FORM 1A INSTRUCTIONS ON REVERSE	JAMAICA THE COMPANIES ACT ARTICLES OF INCORPORATION COMPANY LIMITED BY SHARES (Pursuant to sections 8 & 25)	DIRECTOR/SECRETARY

1.	NAME OF COMPANY	NATIONAL COMMERCIAL BANK JAMAICA LIMITED

1A.	COMPANY FAX NUMBER	968-1342	1B.	TYPE OF COMPANY:

				PRIVATE ☐	PUBLIC ☒

1C.	IF THE COMPANY IS A PRIVATE COMPANY THE FOLLOWING APPLY:

	(i)	THE RIGHT TO TRANSFER SHARES IS RESTRICTED IN THE MANNER HEREINAFTER PRESCRIBED;

	(ii)	SUBJECT TO SECTION 25 (1) (b) OF THE ACT, THE NUMBER OF MEMBERS OF THE COMPANY (EXCLUSIVE OF PERSONS WHO ARE IN THE EMPLOYMENT OF THE COMPANY AND PERSONS WHO HAVING BEEN FORMERLY IN THE EMPLOYMENT OF THE COMPANY WERE IN SUCH EMPLOYMENT AND HAVE CONTINUED AFTER THE DETERMINATION OF SUCH EMPLOYMENT TO BE MEMBERS OF THE COMPANY) IS LIMITED TO TWENTY:

PROVIDED THAT WHERE TWO OR MORE PERSONS HOLD ONE OR MORE SHARES IN THE COMPANY JOINTLY THEY SHALL FOR THE PURPOSE OF THIS REGULATION BE TREATED AS A SINGLE MEMBER;

	(iii)	ANY INVITATION TO THE PUBLIC TO SUBSCRIBE FOR ANY SHARES OR DEBENTURES OF THE COMPANY IS PROHIBITED;

	(iv)	ANY INVITATION TO THE PUBLIC TO DEPOSIT MONEY FOR FIXED PERIODS OR PAYABLE ON CALL WHETHER BEARING OR NOT BEARING INTEREST IS PROHIBITED;

	(v)	SUBJECT TO THE EXCEPTIONS PROVIDED FOR IN THE TWELTH SCHEDULE TO THE ACT, ANY PERSON OTHER THAN A SHARE HOLDER IS PROHIBITED FROM HAVING ANY INTEREST IN ANY OF THE COMPANY’S SHARES; AND

	(vi)	THE COMPANY SHALL NOT HAVE THE POWER TO ISSUE WARRANTS TO BEARERS.

1D.	IF A PUBLIC COMPANY STATE THE VALUE OF THE ALLOTTED SHARE CAPITAL:				$2,466,762,828
2.	THE REGISTERED OFFICE IS SITUATED IN JAMAICA

3.	CORE BUSINESS OF THE OF COMPANY

COMMERCIAL BANK

4.	THE CLASSES OF SHARES, IF ANY THAT THE COMPANY IS AUTHORIZED TO ISSUE

ORDINARY SHARES and PREFERENCE SHARES

4A.	THE MAXIMUM NUMBER OF SHARES, IF ANY THAT THE COMPANY IS AUTHORIZED TO ISSUE

NOT APPLICABLE

5.	RESTRICTIONS, IF ANY, ON SHARE TRANSFERS

NONE

6.	MINIMUM NUMBER OF DIRECTORS

3

OR

6A.	MAXIMUM NUMBER OF DIRECTORS

16

6B.	NAMES OF FIRST DIRECTORS	SEE SCHEDULE 1

NAME(S)	RESIDENTIAL ADDRESS	OCCUPATION	CONTACT #

Robert Wilfred Almeida	1346 Bayshire Drive, Oakville, Ontario L6H 6C7, Canada	Snr. V.P. a Portfolio Manager, Portland Holdings Limited	905-331-4250

Wayne Christopher Chen	Apt. 6x, Manor Court Apartment, Kingston 8	Businessman	926-6762

Dennis George Cohen	24 Earls Court, Kingston 8	Deputy Group Managing Director, National Commercial Bank Jamaica Limited	935-2135

Sandra Alicia Carol Glasgow	9 Paddington Terrace, Kingston 6	Chief Executive Officer, The Private Sector Organization of Jamaica	927-6931

Hon. Noel Arthur Hylton, OJ, Hon. LLD	4 Brenmar Way, Stony Hill, St. Andrew	President/CEO, Port Authority of Jamaica	922-0290

6C.	NAME OF FIRST COMPANY SECRETARY

NAME	RESIDENTIAL ADDRESS	OCCUPATION	CONTACT #

Dave Garcia	1 Pearl Way, Riva Ridge, Kingston 6	Attorney-at-Law	935-2561

2

SCHEDULE 1

QUESTION 6B – NAMES OF FIRST DIRECTORS (Continued)

NAME(S)	RESIDENTIAL ADDRESS	OCCUPATION	CONTACT #

Patrick Andrew Alwyn Hylton	34 Earls Court, Kingston 8	Group Managing Director, National Commercial Bank Jamaica Limited	935-2068

Hon. Michael Lee-Chin	713 Crooks Hollow Road, Greensville, Ontario, Canada	Chairman- National Commercial Bank Jamaica Limited and Portland Holdings Inc.	905-331-4250

Thalia Geraldine Lyn	15 Ordon Close, Stony Hill, St. Andrew	Owner/Operator, Island Grill Restaurants	905-3584

Prof. Alvin George Wint	15 Amethyst Drive, Golden Acres, St. Andrew	Pro Vice-Chancellor, University of the West Indies	977-2382

Page 2a

7.	RESTRICTIONS, IF ANY, ON THE BUSINESS THE COMPANY MAY CARRY ON

NONE

7A.	JUSTIFICATION OF PROPOSED NAME, WHERE APPLICABLE

THE COMPANY IS A LICENSED COMMERCIAL BANK
8.	THE FOLLOWING ARTICLES FROM TABLE A SHALL APPLY WITHOUT VARIATION

ONLY IN SO FAR AS PROVISIONS ARE REPEATED OR CONTAINED IN APPENDIX 1 ATTACHED.

8A.	THE FOLLOWING ADDITIONAL ARTICLES SHALL APPLY

SEE ATTACHED APPENDIX 1

9.	HAS THERE BEEN AN ALLOTMENT OF SHARES FOR CONSIDERATION OTHER THAN CASH PURSUANT TO A PREINCORPORATION CONTRACT?

☐ YES ☒ NO

9A.	THE NATURE AND VALUE OF THIS CONSIDERATION IS SET OUT BELOW;

NOT APPLICABLE
10.	LIABILITY OF THE MEMBERS IS LIMITED

3

11. SUBSCRIBERS AND WITNESSES

SUBSCRIBER		SUBSCRIBER		SUBSCRIBER

NOT APPLICABLE		NOT APPLICABLE		NOT APPLICABLE

PRINT NAME		PRINT NAME		PRINT NAME

SIGNATURE		SIGNATURE		SIGNATURE

ADDRESS		ADDRESS		ADDRESS

ADDRESS		ADDRESS		ADDRESS

OCCUPATION		OCCUPATION		OCCUPATION

NUMBER OF SHARES TAKEN		NUMBER OF SHARES TAKEN		NUMBER OF SHARES TAKEN

CONTACT #		CONTACT #		CONTACT #

DATE	WITNESS	DATE	WITNESS	DATE	WITNESS

PRINT NAME		PRINT NAME		PRINT NAME

SIGNATURE		SIGNATURE		SIGNATURE

ADDRESS		ADDRESS		ADDRESS

ADDRESS		ADDRESS		ADDRESS

CONTACT #		CONTACT #		CONTACT #

DATE		DATE		DATE

12.

DATE	PRINTED NAME	SIGNATURE	CONTACT #

August 15, 2011	DAVE GARCIA		935-2561

CAPACITY:	☐ DIRECTOR
☒ SECRETARY
☐ AUTHORIZED OFFICIAL

4

13.	FILED BY

NAME:	DAVE GARCIA

ADDRESS:	STREET	32 TRAFALGAR ROAD

	TOWN	KINGSTON 10

	POST OFFICE	HALF WAY TREE

	PARISH	ST. ANDREW

E-MAIL ADDRESS:	garciadl@jncb.com

CONTACT NUMBER:	935-2561

FAX NUMBER:	968-1342

14. PARTICULARS OF DIRECTORS		SEE SCHEDULE 11

NAME OF DIRECTOR	EMAIL ADDRESS	TAX REGISTRATION NUMBER

Robert Wilfred Almeida	ralmeida@portlandic.com	Non-Resident

Wayne Christopher Chen	wchen@cwjamaica.com	103 732 918

Dennis George Cohen	cohendg@jncb.com	100 301 908

Sandra Alicia Carol Glasgow	sandrag@psoj.com	102 223 572

Hon. Noel Arthur Hylton, OJ, Hon. LLD	nhylton@portjam.com	102 260 915

Patrick Andrew Alwyn Hylton	hyltonpaa@jncb.com	100 652 620

15.	PARTICULARS OF SECRETARY

NAME OF SECRETARY	EMAIL ADDRESS	TAX REGISTRATION NUMBER

Dave Garcia	garciadl@jncb.com	107 236 982

“FOR OFFICIAL USE ONLY”

COMPANY NUMBER:

FILED:		/		/
	DAY		MONTH		YEAR

SCHEDULE II

13.	FILED BY

NAME:	DAVE GARCIA

ADDRESS:	STREET	32 TRAFALGAR ROAD

	TOWN	KINGSTON 10

	POST OFFICE	HALF WAY TREE

	PARISH	ST. ANDREW

E-MAIL ADDRESS:	garciadl@jncb.com

CONTACT NUMBER:	935-2561

FAX NUMBER:	968-1342

14.	PARTICULARS OF DIRECTORS

NAME OF DIRECTOR	EMAIL ADDRESS	TAX REGISTRATION NUMBER

Hon. Michael Lee-Chin	lee-chinma@jncb.com	Non-Resident

Thalia Geraldine Lyn	thalialyn@yahoo.com	102 060 916

Prof. Alvin George Wint	alvin.wint@uwimona.adu.jm	110 858 549

15.	PARTICULARS OF SECRETARY

NAME OF SECRETARY	EMAIL ADDRESS	TAX REGISTRATION NUMBER

Dave Garcia	garciadl@jncb.com	107 236 982

“FOR OFFICIAL USE ONLY”

COMPANY NUMBER:

FILED:		/		/
	DAY		MONTH		YEAR

Certified to be a true copy of the Articles of Incorporation of National Commercial Bank Jamaica Limited adopted by the Company pursuant to a Special Resolution of the Company passed on the 12th day of August, 2011 in substitution for the Memorandum of Association and the Articles of Association of the Company, which adoption is required by the Companies Office of Jamaica.

DIRECTOR/SECRETARY	APPENDIX 1 ARTICLES OF INCORPORATION OF

NATIONAL COMMERCIAL BANK JAMAICA LIMITED

DEFINITIONS:	1. In these Articles the following words have the following meanings unless the context otherwise requires:-

WORDS
the Act	“The Act” means the Companies Act, and every other Act amending it or substituting for it.

the Company	“The Company” means National Commercial Bank Jamaica Limited.

Extraordinary
Resolution	“Extraordinary Resolution” and “Special Resolution” have the meanings assigned to them by the Act.

the Board	“The Board” means the directors of the Company or the directors present at a duly convened meeting of the directors at which a quorum is present as the context requires.

the Seal	“The Seal” means the common seal of the Company.

Secretary	“Secretary” means any person appointed by the Board to perform the duties of the Secretary of the Company and includes any Assistant Secretary who may be appointed by the Board.

Shares

“Shares” shall include stock and vice-versa.

Expressions referring to writing shall be construed as including references to printing, lithography, photography, and other modes of representing or reproducing words in a visible form.

Words importing the singular number shall include the plural number and vice versa.

Words importing the masculine gender shall include the feminine and neuter.

Words importing individuals include corporations.

Unless the context otherwise requires, other words or expressions contained in these Articles shall bear the same meaning as in the Act.

TABLE ‘A’ NOT
TO APPLY	2. The regulations contained in Table ‘A’ in the First Schedule to the Companies Act and any modification or substitution from time to time in force, shall not apply to the Company except in so far as they are repeated or contained in these Articles.

COMMISSIONS	3. The Company may exercise the powers of paying commissions conferred by section 53 of the Act, provided that the rate per centum or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the said section and the rate of the commission shall not exceed the rate of ten per centum of the price at which the shares in respect whereof the same is paid are issued or any amount equal to ten per centum of such price (as the case may be). The Company may also on any issue of shares pay such brokerage as may be lawful.

NO TRUSTS
RECOGNISED	4. Except as required by law or by these Articles no person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.
SHARE
CERTIFICATES	5. Every person whose name is entered as a member in the register of members shall be entitled without payment to receive within thirty (30) days after allotment or lodgement of transfer one certificate for all his shares. Every Certificate shall be under the seal and shall specify the share to which it relates and the amount paid up thereon. Provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more that one certificate, and delivery of a certificate for a share to one or several joint holders shall be sufficient delivery to all such holders.

SHARES UNDER
CONTROL OF DIRECTORS	6. Subject to the provisions of these Articles the shares shall be under the control of the directors who may from time to time allot or otherwise dispose of all or any of the same to such persons on such terms and conditions and at such times as the directors shall think fit and with full power to give any person the call of any share during such time and for such consideration as the directors think fit. The directors may decline to make any allotment of shares to any person without assigning any reason therefor.

REPLACEMENT OF CERTIFICATE LOST
OR DESTROYED	7. If a share certificate be defaced, lost or destroyed, it may be renewed on payment of a fee not exceeding $0.20 and on such terms (if any) as to evidence and indemnity and the payment of out-of-pocket expenses of the Company of investigating as the Board thinks fit.

SHARE CAPITAL, CERTIFICATES AND
VARIATION OF RIGHTS	8. Without prejudice to any special rights previously conferred on the holders of existing shares in the Company, any share in the Company may be issued with such preferred, deferred or other special rights, or such restrictions, whether in regard to dividend, voting, return of capital, transfer or transmission, or otherwise as the Company may from time to time by ordinary resolution determine.

9. Subject to the provisions of Section 56 of the Act, any preference shares may, with the sanction of an ordinary resolution, be issued on the terms that they are, or at the option of the Company or the holder are liable to be redeemed on such terms and in such manner as the Company before the issue of the shares may by special resolution determine.

10. If at any time the capital is divided into different classes of shares, the rights attached to any class or any such rights (unless otherwise provided by the terms of issue of the shares of that class), may whether or not the Company is being wound up, be modified, abrogated, or varied with the consent in writing of the holders of a majority of the issued shares of that class, or with the sanction of an ordinary resolution passed at a separate general meeting of the holders of the shares of the class, but not otherwise, subject however, to any right which may be given by the Act to any persons to apply to the Court to have the variation cancelled. To every such separate general meeting the provisions of these Articles relating to general meetings shall, mutatis mutandis, apply but so that at every such separate general meeting the quorum shall be the holders of at least one-third of the issued shares of the class, and that any holder of shares of the class present in person or by proxy may demand a poll.

11. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall be deemed to be varied by the creation or issue of further shares ranking pari passu therewith provided that the effect of such an issue is to reduce the proportion of dividends or distribution payable at any time to the holders of the existing shares of that class or to diminish the proportion of the total votes exercisable by the holders of the existing shares of that class.

FINANCIAL ASSISTANCE

12. Subject to section 184 of the Act, the Company may give financial assistance by means of a loan, guarantee or otherwise:

(a)     to a shareholder, director, officer or employee of the Company or affiliated company, or to an associate of any such person for any purpose; or

(b)     to any person for the purpose of, or in connection with, a purchase of a share issued or to be issued by the Company or a company with which it is affiliated.

COMPANY’S
LIEN	13. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, but the directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien, if any, on a share, shall extend to all dividends payable thereon.

POWER OF SALE	14. The Company may sell, in such manner as the Board thinks fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or bankruptcy.

BOARD MAY AUTHORISE
EXECUTION OF TRANSFER	15. To give effect to any such sale the Board may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be effected by any irregularity or invalidity in the proceedings in reference to the sale.

APPLICATION OF PROCEEDS
OF SALE	16. The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

BOARD MAY
MAKE CALLS	17. The Board may from time to time make calls upon the members in respect of any moneys unpaid on their shares and not by the conditions of allotment thereof made payable at fixed times, provided, except in so far as may be otherwise agreed between the Company and any member in the case of shares held by him that no call shall exceed one-fourth of the value of the share or be payable at less than thirty days from the date fixed for the payment of the last preceding call, and each member shall (subject to receiving at least fourteen days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Board may determine.

DEEMED MADE AT TIME OF
RESOLUTION	18. A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed and may be required to be paid by instalments.

LIABILITY OF
JOINT HOLDERS	19. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

TO CARRY INTEREST	20. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding 5 per centum per annum as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.
TERMS OF ISSUE
DEEMED CALLS	21. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

BOARD MAY
DIFFERENTIATE	22. The Board may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

CALLS PAID IN
ADVANCE	23. The Board may, if they think fit, receive from any members willing to advance the same, all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) 5 per centum per annum as may be agreed upon between the Board and the member paying such sum in advance.

TRANSFER OF
SHARES

24. Any share in the Company may be transferred by an instrument in writing which shall be signed by or on behalf of the transferor and the transferee, and the transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the register thereof. Notwithstanding the above, Applicable Forms duly completed in an Offer for Sale shall be deemed to be an instrument in writing or transfer satisfying the above provisions of this Article.

25. Subject to such of the provisions of these Articles as may be applicable, any member may transfer any or all of his shares by instrument in writing by any common or usual form or in any form approved by the Jamaica Stock Exchange.

EXECUTION AND
EFFECTIVE DATE	26. The instrument of transfer of any share shall be executed by or on behalf of the transferor and transferee, and the transferor shall be deemed to remain the holder of the share until the transferee is entered in the register of members in respect thereof.

27. The Board may decline to register a transfer of a share (not being a fully paid share) to a person of whom they shall not approve, and they may also decline to register the transfer of a share on which the Company has a lien.

INSTRUMENTS OF
TRANSFER	28. The Board may also decline to recognise any instrument of transfer unless: -

(a) the instrument of transfer is accompanied by the certificate of the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer; and

(b) the instrument of transfer is in respect of only one class of share.

29. If the Registrar following the directive of the Board refuses to register a transfer he shall within one week after the date of such refusal send to the proposed transferee or cause to be sent to him notice of the refusal.

30. The registration of transfers may be suspended at such times and for such periods as the Board may from time to time determine, provided always that such registration shall not be suspended for more than thirty days in any year.

31. The Company shall register free of any fee every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument affecting the title to any share.

TRANSMISSION	32. In case of the death of a member, the survivor or survivors where the deceased was joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

ON PROOF OF TITLE, PERSONAL REPRESENTATIVE OR TRUSTEE IN BANKRUPTCY MAY BE REGISTERED OR
TRANSFER SHARES	33. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Board and subject as hereinafter provided, elect either to be registered himself as the holder of the share or to have some person nominated by him registered as the transferee thereof.

PROCEDURE	34. If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered he shall testify his election by executing to that person a transfer of the share, All the provisions of these Articles relating to the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member. All the provisions of Articles 27 and 28 shall also apply to such a person.

RIGHTS BEFORE
REGISTRATION	35. A person becoming entitled to a share by reason of the death or bankruptcy of the holder or otherwise by operation of law shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he, shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company. PROVIDED always that the Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and, if the notice is not complied with within sixty days the Board may thereafter withhold payment of all dividends, bonuses, or other moneys payable in respect of the share until the requirements of the notice have been complied with.

NOTICE REQUIRING PAYMENT	36. If a member fails to pay any call or instalment on the day appointed for payment thereof, the Board may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.
FORFEITURE FOR
NON-PAYMENT OF CALLS	37. The notice shall name a further day (not earlier than the expiration of fourteen days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

IF NOT PAID SHARES MAY BE
FORFEITED	38. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Board to that effect.

MAY BE SOLD OR
FORFEITURE CANCELLED	39. A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Board thinks fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Board thinks fit.

LIABILITY TO PAY
CALL CONTINUES	40. A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the share.

PROOF OF FORFEITURES	41. A statutory declaration that the declarant is a Director or Secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

TO APPLY TO SUMS OTHER
THAN CALL	42. The provisions of these Articles as to forfeiture shall apply in the case of nonpayment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, as if the same had been payable by virtue of a call duly made and notified.

CONVERSIONS OF SHARES	43. The Company may by ordinary resolution convert any paid-up shares into stock, and reconvert any stock into paid-up shares of any denomination.

HOLDERS MAY TRANSFER
SHARES	44. The holders of stock may transfer the same, or any part thereof, in the same manner, and subject to the same provisions, as and subject to which the shares from which the stock arose might previous to conversion have been transferred, or as near thereto as circumstances admit; and the Board may from time to time fix the minimum amount of stock transferable but so that such minimum shall not exceed the amount of the shares from which the stock arose.

RIGHTS AS REGARDS
DIVIDENDS, VOTING ETC.	45. The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred that privilege or advantage.

REGULATIONS AS TO SHARES
TO APPLY TO STOCK	46. Such of the Articles of the Company as are applicable to paid-up shares shall apply to stock, and the words “share” and “shareholder” therein shall include “stock” and “stockholder”.

CONSOLIDATION AND
DIVISION OF CAPITAL ETC.

47. The Company may in general meeting by ordinary resolution:-

(a)     consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)     subdivide its existing shares, or any of them, into shares of smaller amount than is fixed by these Articles subject, nevertheless, to the provisions of section 65(l)(d) of the Act;

(c)     cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

REDUCTION
OF CAPITAL	48. The Company may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with, and subject to, any incident authorised, and consent required, by law.

ANNUAL GENERAL
MEETINGS

49. The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year, and shall specify the meeting as such in the notices calling it; and not more than fifteen months shall elapse between the date of one annual general meeting of the Company and that of the next. The annual general meeting shall be held at such time and place as the Board shall appoint.

50. All general meetings other than annual general meetings shall be called extraordinary general meetings.

51. The Board may, whenever it thinks fit, convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on such requisition, or, in default, may be convened by such requisitionists, as provided by section 128 of the Act. If at any time there are not within the Island sufficient members of the Board capable of acting to form a quorum, any director or any two members of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Board.

NOTICE OF GENERAL
MEETINGS

52. An annual general meeting and a meeting called for the passing of a special resolution shall be called by twenty-one days’ notice in writing at the least, and a meeting of the Company other than an annual general meeting or a meeting for the passing of a special resolution shall be called by fourteen days’ notice in writing at the least. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, the day and the hour of meeting and, in case of special business, the general nature of that business, and shall be given in the manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company in general meeting, to such persons as are, under these Articles of the Company, entitled to receive such notices from the Company:

Provided that a meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in this Article, be deemed to have been duly called if it is so agreed:

(a)     in the case of a meeting called as the annual general meeting, by all the members entitled to attend and vote thereat; and

(b)     in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than ninety five per centum in value of the shares giving that right.

PROVIDED further that any member may by notice in writing to the Company accept shorter notice than is above prescribed or waive notice of any particular meeting or of general meetings generally or for a limited time.

NON-RECEIPT OF NOTICE
NOT TO INVALIDATE MEETING	53. The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

BUSINESS AT GENERAL
MEETING	54. All business shall be deemed special that is transacted at an extraordinary general meeting, and also all business that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets, and the reports of the Board and Auditors, the removal and election of directors and the appointment of, and the fixing of the remuneration of, the Auditors.

QUORUM AT GENERAL
MEETINGS	55. No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business; save as herein otherwise provided such quorum shall consist of not less than two members present in person or by proxy and holding or representing by proxy not less than one-quarter of such of the paid-up capital of the Company as at the date of the meeting carries the right of voting at general meetings.

PROCEDURE IF NO QUORUM	56. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Board may determine, and subject to the provisions of these Articles, if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the members present shall be a quorum.

CHAIRMAN AT GENERAL
MEETING	57. The Chairman, if any, of the Board shall act as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the directors present shall elect one of their number to be Chairman of the meeting.

PROCEDURE IF NO
CHAIRMAN	58. If at any meeting no member of the Board is willing to act as chairman or if no member of the Board is present within fifteen minutes after the time appointed for holding the meeting, the members present shall choose one of their number to be Chairman of the meeting.

ADJOURNMENT OF MEETING	59. The Chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given in accordance with Article 52. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

VOTING TO BE BY SHOW OF HANDS UNLESS POLL
DEMANDED

60. At a general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded –

(a)     by the chairman; or

(b)     by at least three members present in person or by proxy; or

(c)     by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meetings; or

(d)     by any member or members holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

DECLARATION BY CHAIRMAN
AS TO RESULT OF VOTING	61. Unless a poll is so required or is so demanded, a declaration by the Chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost and an entry to that effect in the book containing the minutes of the proceeding of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution. The demand for a poll may be withdrawn.

POLL, HOW TO BE TAKEN	62. Except as provided in Article 64 if a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting.

CHAIRMAN TO HAVE A
CASTING VOTE	63. In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

POLL ON ADJOURNMENT	64. A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the meeting directs, and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

NUMBER OF VOTES TO
WHICH MEMBERS ENTITLED	65. Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member present in person shall have one vote, and on a poll every member shall have one vote for each share of which he is the holder.

VOTE OF JOINT HOLDERS	66. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the register of members.

VOTE OF LUNATIC MEMBER
BY COMMITTEE ETC.	67. A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee or receiver, or other person in the nature of a committee or receiver appointed by that court, and any such committee, receiver, or other person may on a poll vote by proxy.

DISQUALIFICATION FROM
VOTING	68. No member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

OBJECTION AS TO VOTING	69. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.

PROXY	70. On a poll votes may be given either personally or by proxy.

APPOINTMENT OF PROXY	71. The instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney duly authorised in writing, or, if the appointer is a corporation, either under seal, or under the hand of an officer or attorney duly authorised. A proxy need not be a member of the Company.

PROXY TO BE DEPOSITED	72. The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of that power or authority shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting, not less than forty-eight hours before the time for holding the meeting or adjourned meeting, at which the person named in the instrument proposes to vote, or in the case of a poll, not less than twenty-four hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall be treated as invalid.

FORM OF PROXY

73. An instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit: -

“NATIONAL COMMERCIAL BANK JAMAICA LIMITED”

I/We,                                          of                                         , being a member/members of the above named Company, hereby appoint                                          of                      or failing him                                          of                                          as my/our proxy to vote for me/us on my/our behalf at the (annual or extraordinary, as the case may be) general meeting of the Company to be held on the      day of              20    , and at any adjournment thereof.

Signed this      day of              20    ”

FORM OF PROXY FOR VOTING AGAINST
A RESOLUTION

74. Where it is desired to afford members an opportunity of voting for or against a resolution the instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit:

“NATIONAL COMMERCIAL BANK JAMAICA LIMITED

I/We,                                          of                                         , being a member/members of the above named Company, hereby appoint                                          of                      or failing him                                          of                                         as my/our proxy to vote for me/us on my/our behalf at the

(annual or extraordinary, as the case may be) general meeting of the Company to be held on the day of              20    , and at any adjournment thereof.

Signed this      day of              20    .”

This form is to be used *in favour of the resolution

against

Unless otherwise instructed, the proxy will vote as he thinks fit.

*strike out whichever is not desired.”

AUTHORITY OF PROXY TO
DEMAND POLL	75. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

VALIDITY OF PROXY	76. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the office before the commencement of the meeting or adjourned meeting at which the proxy is used.

REPRESENTATIVE ACTING
FOR CORPORATIONS	77. Any corporation which is a member of the Company may from time to time by instrument in writing under its seal or under the hand of an officer or attorney so authorized or by resolution of its Board or other governing body authorise such person as it thinks fit to act as its representative at any or all meetings of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same power on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company and in like manner may remove any such person.

DIRECTORS

78. The Directors of the Company at the time of the adoption of these Articles are:

Hon. Michael Lee-Chin, OJ - Chairman

Mr Patrick A. A. Hylton, CD - Group Managing Director

Mr Dennis Cohen - Deputy Group Managing Director

Mr Robert Wilfred Almeida

Mr Wayne Chen

Mrs Sandra A. C. Glasgow

Hon. Noel A.A. Hylton, OJ, Hon. LLD

Mrs Thalia Lyn

Professor Alvin G. Wint

79. The number of the directors shall be determined by the Company in general meeting from time to time and until so determined shall not be less than 3 nor more than 16.

80. The remuneration of the directors shall from time to time be determined by the Company in general meeting. Such remuneration shall be deemed to accrue from day to day. The directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board or any committee of the Board or general meetings of the Company or in connection with the business of the Company. The Board may award special remuneration out of the funds of the Company to any director going or residing abroad in the interests of the Company, or undertaking any work additional to that usually required of directors of a company similar to this.

81. The shareholding qualification for directors may be fixed by the Company in general meeting, and unless and until so fixed no qualification shall be required.

82. A director of the Company may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company unless the Company otherwise directs.

INDEMNITY OF DIRECTORS,
ETC	83. If any director or other person shall become personally liable for the payment of any sum primarily due from the Company, the directors may execute or cause to be executed any mortgage, charge, bill of sale or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the director or person so becoming liable as aforesaid from any loss in respect of such liability.

BORROWING POWERS	84. The Board may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

BUSINESS OF COMPANY
TO BE MANAGED BY BOARD	85. The business of the Company shall be managed by the Board, who may pay all expenses incurred in promoting and registering the Company, and may exercise all such powers of the Company, as are not, by the Act or by these Articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these Articles, to the provisions of the Act, and to such regulations, being not inconsistent with the aforesaid provisions, as may be prescribed by the Company in general meeting, but no regulation made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation had not been made.

APPOINTMENT BY POWER
OF ATTORNEY	86. The Board may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board and under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

USE OF SEAL ABROAD BY
BOARD	87. The Company may exercise any powers conferred by the Act with regard to having an official seal for use abroad and such powers shall be vested in the Board.

KEEPING OF BRANCH
REGISTERS	88. The Company may exercise the powers conferred upon the Company by virtue of sections 87, 118 and 119 of the Act with regard to the keeping of branch registers of holders of debentures and members, and the Board may (subject to the provisions of those sections) make and vary such regulations as they may think fit respecting the keeping of any such registers.

EXERCISE OF VOTING
RIGHTS	89. The directors may exercise or procure the exercise of the voting rights attached to shares in any other company in which this Company is or becomes in any way interested, and may exercise any voting rights to which they are entitled as directors of any such other company in such manner as they shall in their absolute discretion think fit, including the exercise thereof in favour of any resolution appointing themselves or any of them as directors, officers or servants of such other company, and fixing their remuneration as such, and may vote as directors of this Company in connection with any of the matters aforesaid.

BOARD’S CONTRACT	90.	(1)	A director who is, in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature and extent of his interest at a meeting of the Board in accordance with section 193 of the Act.

		(2)	A director shall not vote in respect of any contract or arrangement in which he is interested, and if he shall do so his vote shall not be counted, nor shall he be counted in the quorum present at the meeting, but neither of these prohibitions shall apply to –

(a)     any arrangement for giving any director any security or indemnity in respect of money lent by him to or obligations undertaken by him for the benefit of the Company; or

(b)     any arrangement for the giving by the Company of any security to a third party in respect of a debt or obligation of the Company for which the director himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the deposit of a security; or

(c)     any contract by a director to subscribe for or underwrite shares or debentures of the Company; or

(d)     any contract or arrangement with any other company in which he is interested only as an officer of the Company or as holder of shares or other securities;

and these prohibitions may at any time be suspended or relaxed to any extent, and either generally or in respect of any particular contract, arrangement or transaction, by the Company in general meeting.

(3)     A director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of director for such period and on such terms (as to remuneration and otherwise) as the Board may determine and no director or intending director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any director is in any way interested, be liable to be avoided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason of such director holding that office or of the fiduciary relation thereby established.

(4)     A director, notwithstanding his interest, may be counted in the quorum present at any meeting where he or any other director is appointed to hold any such office or place of profit under the Company or where the terms of any such appointment are arranged, and he may vote on any such appointment or arrangement other than his own appointment or the arrangement of the terms thereof.

(5)     Any director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a director; provided that nothing herein contained shall authorize a director or his firm to act as auditor to the Company.

(6)     For the purpose of this Article, a general notice given to the directors of the Company by a director to the effect that he is a member of a specified company or firm and is to be regarded as interested in any contract which may, after the date of the notice, be made with that company or firm shall be deemed to be a sufficient declaration of interest in relation to any contract so made if the following conditions are satisfied, that is to say, that

(a) there are stated in the said notice the nature and extent of the interest of the said director or, such company or firm; and

(b)     at the time the question of confirming or entering into any contract is first taken into consideration the extent of his interest in such company or firm is not greater than is stated in the notice; and

(c) either the notice is given at a meeting of the directors or the director takes all reasonable steps to secure that it is brought up and read at the next meeting of the directors after it is given.

CHEQUES ETC.	91. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

MINUTE BOOK ENTRIES

92. The Board shall cause minutes to be made in the books provided for the purpose;

(a)     of all appointments of officers made by the Board;

(b)     of the names of the directors present at each meeting of the Board and of any committee of the Board;

(c)     of all resolutions and proceedings at all meetings of the Company and of the Board, and of committees of Board.

GRATUITIES & PENSIONS	93. The Board may give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits to any persons who are or have at any time been directors of or employed by or in the service of the Company or any company which is a subsidiary of the Company, or any company which is a subsidiary of the Company’s holding company, and to the wives, widows, children and other relatives and dependents of any such persons, and may set up, establish, support and maintain pension, superannuation or other funds or schemes (whether contributory or non-contributory) for the benefit of such persons as hereinbefore referred to or any of them or any class of them. Any director shall be entitled to receive and retain for his own benefit any such pension, annuity, gratuity, allowance or other benefit, and may vote as a director in respect of the exercise of any of the powers of this Article conferred upon the directors notwithstanding that he is or may be or become interested therein.

DISQUALIFICATION OF
DIRECTORS

94. The office of a director shall be vacated, if the director -

(a)     ceases to be a director by virtue of section 177 of the Act; or

(b)     becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(c)     becomes prohibited from being a director by reason of any order made under sections 180 and 182 of the Act; or

(d)     becomes of unsound mind; or

(e)     resigns his office by notice in writing to the Company; or

(f)      shall for more than six months have been absent without permission of the Board from meetings of the Board held during that period.

But any act done in good faith by a director whose office is vacated as aforesaid shall be valid unless, prior to the doing of such act, written notice shall have been served upon the Company or any entry shall have been made in the Directors’ Minute Book stating that such director has ceased to be a director of the Company.

ROTATION OF DIRECTORS

95. At the annual general meeting one-third of the Board for the time being (except the Managing Director and Deputy Managing Director) or, if the number of members of the Board is not three or a multiple of three, then the number nearest one-third, shall retire from office.

96. The members of the Board to retire in every year shall be those who have been longest in office since their last election, but as between persons who became members of the Board on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.

97. A retiring director shall be eligible for reelection.

98. The Company at the meeting at which a director retires in manner aforesaid may fill the vacated office by electing a person thereto, and in default the retiring director shall if offering himself for reelection be deemed to have been reelected, unless at such meeting it is expressly resolved not to fill such vacated office or unless a resolution for the reelection of such director shall have been put to the meeting and lost.

99. No person other than a director retiring at the meeting shall unless recommended by the Board be eligible for election to the office of director at any general meeting unless not less than seven nor more than fourteen days before the date appointed for the meeting there shall have been left at the registered office of the Company notice in writing signed by a member duly qualified to attend and vote at the meeting for which such notice is given, of his intention to propose such person for election, and also notice in writing signed by that person of his willingness to be elected.

100. The Company may from time to time by ordinary resolution increase or reduce the number of Directors, and may also determine in what rotation the increased or reduced number is to go out of office.

101. The Board shall have power at any time, and from time to time, to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing Board, but so that the total number of directors shall not at any time exceed the number fixed in accordance with these Articles. Any director so appointed shall hold office only until the next following annual general meeting and shall then be eligible for reelection but shall not be taken into account in determining the directors who are to retire by rotation at such meeting.

102. The Company may be ordinary resolution remove any director (including the Managing Director and Deputy Managing Director) before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such director,. Such removal shall be without prejudice to any claim such director may have for damages for breach of any contract of service between him and the Company.

103. The Company may by ordinary resolution appoint another person in place of a director removed from office under Article 102, and without prejudice to the powers of the Board under Article 101 the Company in general meeting may appoint any person to be a director either to fill a casual vacancy or as an additional director. A person appointed in place of a director so removed or to fill such a vacancy shall be subject to retirement at the same time as if he had become a director on the day on which the director in whose place he is appointed was last elected a director.

MEETINGS OF BOARD	104. The Board may meet together for the despatch of business, adjourn, and otherwise regulate their meetings, as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes, the chairman shall have a second or casting vote, A director may, and the Secretary on the requisition of a director or any alternate director appointed in accordance with these Articles shall, at any time summon a meeting of the Board. It shall not be necessary to give notice of a meeting of the Board to any director for the time being absent from the Island. Any director or alternate director may waive notice of meetings generally or of a particular meeting or for a particular time and such notice may be given orally or in writing or by telephone, cable or telegram as well as by formal written notice.

ALTERNATE DIRECTORS	105. Any Director may in writing appoint any other director or any other person to be his alternate to act in his place at any meeting of the directors at which he is unable to be present. Every such alternate shall be entitled to notice of all meetings of the directors and to attend and vote thereat as a director when the person appointing him is not personally present; and where he is a director, to have a separate vote on behalf of the director he is representing in addition to his own vote and generally to perform all the functions of his appointer and of director in the absence of such appointer. Every such alternate shall be an officer of the Company and shall not be deemed to be the agent of the director appointing him. The remuneration of such alternate shall be payable out of the remuneration payable to the director appointing him and shall be such amount as the director appointing him may by notice in writing to the company from time to time specify. An alternate director need not hold any share qualification but shall otherwise be subject to the provisions of these Articles with regard to directors. A director may at any time revoke the appointment of an alternate appointed by him and an alternate Director shall ipso facto cease to be an alternate if his appointer ceases for any reason to be a director. All appointments and removals of alternate directors shall be made in writing under the hand of the director making or revoking such appointment and shall be left with the Secretary or the Chairman of the Board or may be effected by telegram or cable sent to the Secretary or the Chairman of the Board.

QUORUM	106. The quorum necessary for the transaction of the business of the Board may be fixed by the Board, and unless so fixed shall be 2. An alternate director shall be counted in a quorum at a meeting at which the Director who appointed him is not present.

BOARD BELOW MINIMUM	107. The continuing Board may act notwithstanding any vacancy in its body, but, if and so long as its number is reduced below the number fixed by or pursuant to the Articles of the Company as the necessary quorum of the Board, the continuing Board, or director, may act for the purpose of increasing the number of directors to that number, or of summoning a general meeting of the Company, but for no other purpose.
ELECTION OF CHAIRMAN
OF BOARD	108. The Board may elect a Chairman of its meeting and determine the period for which he is to hold office, but if no such chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Board present may choose one of their number to be Chairman of the meeting.

DELEGATION OF POWERS
TO COMMITTEES	109. The Directors may delegate any of their powers to committees consisting of such member or members of their body or other person or persons being senior employees of the Company as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Board.

ELECTION OF CHAIRMAN BY
COMMITTEE	110. A committee may elect a Chairman of its meetings, if no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be Chairman of the meeting.

PROCEEDINGS OF
COMMITTEE	111. A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the Chairman shall have a second or casting vote.

ACTS DONE BY MEETING VALID NOTWITHSTANDING
DEFECTS IN APPOINTMENT	112. All acts done at any meeting of the Board or of a committee of Board, or by any person acting as a director, shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such director or person acting as aforesaid, or that Board or any of the members of the Board were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

ROUND ROBIN RESOLUTIONS	113. A resolution in writing, on one or several documents signed and/or sent by electronic mail by all the directors or their alternates for the time being entitled to receive a notice of a meeting to the directors, shall be as valid and effectual as if it had been passed at a meeting of the directors duly convened and held.

MANAGING DIRECTOR	114. The Board may from time to time appoint one or more of their body to the office of Managing Director for such period and on such terms as they think fit, and subject to the terms of any agreement entered into in any particular case, may revoke such appointment. Any such appointment shall be automatically determined if he ceases from any cause to be a director.

REMUNERATION	115. A Managing Director shall receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the Board may determine.

POWERS OF MANAGING
DIRECTOR	116. The Board may entrust to and confer upon a Managing Director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

APPOINTMENT OF
SECRETARY

117. The Secretary and such Assistant Secretaries as the Board thinks fit, shall be appointed by the Board for such term, at such remuneration and upon such conditions as the Board may think fit; and any Secretary or Assistant Secretary so appointed may be removed by the Board.

118. No person shall be appointed or hold office as Secretary or Assistant Secretary who is:-

(a)     the sole director of the Company; or

(b)     a corporation the sole director of which is the sole director of the Company; or

(c)     the sole director of a corporation which is the sole director of the Company.

DIRECTOR NOT TO ACT AS SECRETARY AS WELL IN
SAME TRANSACTION	119. A provision of the Act or of these Articles requiring or authorizing a thing to be done by or to a director and the Secretary shall not be satisfied by its being done by or to the same person acting both as director and as, or in place of, the Secretary.

SEAL

120. The Board shall provide for the safe custody of the Seal, which shall only be used by the authority of the Board or of a committee authorised by the Board in that behalf, and consisting of a director or directors and any other person or persons being senior employees of the Company, the quorum of such committee to include at least one director. Every instrument to which the Seal shall be affixed shall be signed by-

(a)     any two directors; or

(b)     a director and the Secretary or Assistant Secretary; or

(c)     a director and some other person appointed by the directors for the purpose.

SEAL FOR USE ABROAD	121. If at any time the Company is permitted so to do by law, the Company may have for use in any territory, district or place outside of Jamaica, an official seal, which shall be a facsimile of the seal of the Company with the addition on its face of the name of every territory, district or place where it is to be used and the Company may by writing under its seal, authorise any person appointed for the purpose in that territory, district or place, to affix the official seal to any deed or any other document to which the Company is a party in that territory, district or place, and the authority of any such person so appointed shall as between the Company and any person dealing with such person, continue during the period if any, mentioned in the instrument conferring the authority or if no period is therein mentioned, then until notice of the revocation or termination of such person’s authority has been given to the person dealing with him. The person affixing any such official seal shall sign any such deed or any other instrument to which the seal is affixed and also certify thereon the date on which and the place at which it is affixed.

DECLARATION OF DIVIDENDS	122. The Company in general meeting may declare dividends, but no dividend shall exceed the amount recommended by the Board.

INTERIM DIVIDENDS	123. The Board may from time to time pay to the members such interim dividends as appear to the Board to be justified by the profits of the Company.

DIVIDENTS PAYABLE OUT OF
PROFITS	124. No dividend shall be paid otherwise than out of profits.

APPLICATION OF PROFITS	125. The Board may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profit of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

DIVIDENDS ON AMOUNTS
PAID ONLY	126. Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.

DEDUCTION FROM DIVIDENDS OF AMOUNTS
DUE TO COMPANY	127. The Board may deduct from any dividend payable to any member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

DIVIDENDS MAY BE PAID BY
DISTRIBUTION OF ASSETS	128. Subject to the provisions of these Articles any general meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stock of any other company or in any one or more of such ways and the Board shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Board may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board.

DIVIDEND TO JOINT HOLDERS	129. Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the address of the holder appearing in the Register of Members or, in the case of joint holders, to the address appearing in the Register of Members of that one of the joint holders who is first named on the Register of Members or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses or other moneys payable in respect of the shares held by them as joint holders.

NO INTEREST ON DIVIDEND	130. No dividend shall bear interest against the Company.

ACCOUNTS TO BE KEPT

131. The Board shall cause proper books of account to be kept with respect to:

(a)     All sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place;

(b)     All sales and purchases of goods by the Company; and

(c)     The assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

BOOKS TO BE KEPT AT
REGISTERED OFFICE	132. The books of account shall be kept at the registered office of the Company or at such other place or places as the Board think fit, and shall always be open to the inspection of the Board.

WHEN AND WHERE OPEN TO
INSPECTION	133. The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the directors or by the Company in general meeting.

BALANCE SHEET TO BE LAID
BEFORE GENERAL MEETING

134. The directors shall at some date not later than eighteen months after the incorporation of the Company and subsequently once at least in every calendar year, cause to be prepared and to be laid before the Company in general meeting a profit and loss account, a balance sheet, group accounts (if any) and a report of the directors, and such accounts and reports as are required by the Act. Every such profit and loss account, balance sheet and group accounts shall when approved by a general meeting, be final and conclusive except as regards any errors therein which may be discovered within two months after such approval, and if any errors therein are discovered within that period the same shall forthwith be corrected and thence forth shall be final and conclusive.

135. A copy of every annual report, balance sheet, Profit and Loss Account, Income and Expenditure Account and all other documents required by law to be annexed thereto which is to be laid before the Company in general meeting, together with a copy of the auditor’s report, shall not less than twenty-one days before the date of the meeting be delivered or sent to every member of, and every holder of debentures of, the Company and to every person registered under Article 33 by post to the registered address or every such member, debenture holder or person registered under Article 33 as the case may be. Provided that this Article shall not require a copy of those documents to be sent to any person whose address the Company is not aware of or to more than one of the joint holders of any shares or debentures.

CAPITALISATION OF PROFITS	136. The Company in general meeting may upon the recommendation of the Board resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any share held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and amongst such members in the proportion aforesaid, or partly in the one way and partly in the other, and the Board shall give effect to such resolution.

Provided that a share premium account and a capital redemption reserve fund may, for the purposes of this Article, only be applied in the paying up of unissued shares to be issued to members of the Company as fully paid bonus shares.

ADJUSTMENTS ON CAPITALISATION OF PROFITS OR CAPITAL DISTRIBUTION	137. Wherever such a resolution as aforesaid shall have been passed the Board shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Board to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all the members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalisation, or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

AUDITOR	138. (1) The Company shall at each annual general meeting appoint an auditor or auditors to hold office from the conclusion of that, until the conclusion of the next, annual general meeting.

(2) Special notice shall be required for a resolution at an annual general meeting appointing as auditor a person other than a retiring auditor or providing expressly that a retiring auditor shall not be reappointed.

(3) On receipt of notice of such an intended resolution as aforesaid, the Company shall forthwith send a copy thereof to the retiring auditor (if any).

(4) Where notice is given of such an intended resolution as aforesaid, and the retiring auditor makes, with respect to the intended resolution, representations in writing to the Company (not exceeding a reasonable length) and requests their notification to members of the Company, the Company shall, unless the representations are received by it too late to do so:-

(a)     in any notice of resolution given to members of the Company, state the fact of the representations having been made; and

(b) send a copy of the representations to every member of the Company to whom notice of the meeting is sent (whether before or after receipt of the representations by the Company and if a copy of the representations is not sent as aforesaid because it was received too late or because of the Company’s default the auditor may (without prejudice to his right to be heard orally) require that the representations shall be read out at the meeting.

(5) Sub-paragraph (4) shall apply to a resolution to remove the first auditors by virtue of sub-paragraph (6) as it applies in relation to a resolution that a retiring auditor shall not be re-appointed.

(6) Subject as hereinafter provided, the first auditors of the Company may be appointed by the Board at any time before the first annual general meeting, and auditors so appointed shall hold office until the conclusion of that meeting:

Provided that:-

(a)     The Company may at a general meeting of which notice has been served on the auditors in the same manner as on members of the Company remove any such auditors and appoint in their place any other persons being persons who have been nominated for appointment by any member of the Company and of whose nomination notice has been given to the members of the company not less than seven days before the date of the meeting; and

(b) If the Board fails to exercise their powers under this sub-paragraph, the Company in general meeting may appoint the first auditors, and thereupon the said powers of the Board shall cease.

(7) The Board may fill any casual vacancy in the office of the auditor, but while any such vacancy continues the surviving or continuing auditor or auditors, if any, may act.

(8) The remuneration of the auditors of the Company shall be fixed by the Company in general meeting or in such manner as the Company in general meeting may determine except that the remuneration of an auditor appointed to fill a casual vacancy, may be fixed by the Board. For the purposes of this sub-paragraph, any sums paid or to be paid by the Company in respect of the auditor’s expenses shall be deemed to be included in the expression ‘remuneration’.

QUALIFICATION OF AUDITOR	139. A person shall not be qualified for appointment as auditor of the Company unless he is a Chartered Accountant or some person authorized pursuant to the Act to be an auditor of a company, or except as may be prohibited by the Act, any other person approved by the Company in general meeting.

PERSONS NOT QUALIFIED FOR APPOINTMENT AS
AUDITORS

140. None of the following persons shall be qualified for appointment as auditors of the company:-

(a)     an officer or servant of the Company;

(b)     a person who is a partner of or in the employment of an officer or servant of the Company;

(c)     a body corporate.

REPORT BY AUDITORS

141. (1) The auditors shall make a report to the members on the accounts examined by them, and on every balance sheet, every profit and loss account and all group accounts laid before the Company in general meeting during their tenure of office.

(2) The auditors’ report shall be read before the Company in general meeting and shall be open to inspection by any member.

(3) Every auditor of the Company shall have a right to access at all times to the books and accounts and vouchers of the Company, and shall be entitled to require from the officers of the Company such information and explanation as he thinks necessary for the performance of the duties of the auditors.

(4) The auditors of the Company shall be entitled to attend any general meeting of the Company and to receive all notices of and other communications relating to any general meeting which any member of the Company is entitled to receive and to be heard at any general meeting which they attend on any part of the business of the meeting which concerns them as auditors.

SERVICE OF NOTICES

142. Notices may be served on the Company by leaving the same at or sending the same by post to the registered office of the Company. Notices required to be given by the Company to the members may be served upon any member personally or by leaving same at or sending same through the post in a prepaid letter addressed to the member at his address appearing in the register of members or by telegram or cable or by electronic mail to the address last provided by the member to the Company and service thereof shall be deemed to be effected at the time of such personal service or of leaving the same as aforesaid and in the case of service through the post within forty-eight (48) hours after the same shall have been posted to members to an address in the same country in which the notice is posted and within five (5) days after the same shall have been posted by air mail to members to an address in a country other than the country in which the notice is posted and in the case of service by telegram, cable or electronic mail within twelve (12) hours after the same shall have been sent.

143. A member who (having no registered address in Jamaica) has not supplied to the Company an address within Jamaica for the service of notice shall not be entitled to receive notices from the Company.

NOTICE TO JOINT HOLDERS	144. A notice may be given by the Company to joint holders of a share by giving the notice the joint holder first named in the Register of members in respect of the share.

NOTICE TO DECEASED MEMBER	145. A notice may be given by the Company to persons entitled to a share in consequence of death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any within the Island supplied for the purpose by persons claiming to be so entitled or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

NOTICE OF GENERAL
MEETING

146. Notice of every general meeting shall be given in any manner hereinbefore authorised to -

(a)     every member except those members who (having no registered address within the Island) have not supplied to the Company an address within the Island for the giving of notices to them;

(b)     every person upon whom the ownership of share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a member where the member before his death or bankruptcy would be entitled to receive notice of the meeting;

(c)     the auditor for the time being of the Company; and

(d)     the Board.

No other person shall be entitled to receive notices of General Meetings.

MEMBERS NOT ENTITLED TO
REQUIRE INFORMATION	147. No member at a general or other meeting of members shall be entitled to require discovery of or any information respecting any detail of the Company’s trading or any matter which may be in the nature of a trade secret or which may relate to the conduct of the business of the Company and which in the opinion of the directors it will, be inexpedient in the interests of the members of the Company to communicate to the public.

WINDING UP	148. If the Company shall be wound up the liquidator may, with the sanction of an extraordinary resolution of the Company and any other sanction required by the Act, divide amongst the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

INDEMNITY	149. Every Managing Director, General Manager, director, Secretary, Attorney-at-Law (all of whom are included in the word “officer” used herein) and other officer and servant and Auditor for the time being of the Company shall be indemnified by the Company against and it shall be the duty of the directors out of funds of the Company to pay all costs, charges, losses, damages and expenses which they shall respectively incur or become liable to or be put to on account of any contract, act, deed, matter or thing which shall be made, done, entered into or executed by them respectively in any way in the discharge of their duties on behalf of the Company: and every director, other officer or Auditor shall be reimbursed by the Company all reasonable expenses incurred by them in or about any legal proceedings or arbitration on account of the Company or otherwise in the execution of their respective office, except such costs, losses and expenses as aforesaid as shall happen through any neglect, default, breach of duty or breach of trust of which he may be guilty in relation to the Company. Any director or other officer or Auditor may be indemnified by the Company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he acquitted or in connection with any application in which relief is granted to him by the Court under the Act. Every director, other officer or Auditor shall be chargeable only for so much money as he shall actually receive and they respectively shall not be answerable for the acts, receipts, neglects or defaults of each other but each of them for his own acts, receipts, neglects, defaults, breaches of duty or breaches of trust in relation to the Company only, nor shall they respectively be answerable for any Banker, Broker, Collector or other person appointed by the directors with whom or into whose hands any property or moneys of the Company may be deposited or come, nor for the insufficiency of any security upon which any of the moneys of the Company shall be invested by order of the directors and for any loss or damage which may happen in the execution of their respective offices unless the same shall happen through their own respective neglect, default, breach of duty or breach of trust in relation to the Company.